                                                                  EXHIBIT 4.1


                           [ARV ASSISTED LIVING LOGO]


  THIS CERTIFICATE IS TRANSFERABLE IN RIDGEFIELD PARK, N.J. OR NEW YORK, N.Y.


         NUMBER                                            SHARES

         SD 3000
      ------------                                      ------------
      COMMON STOCK                                      COMMON STOCK

                                                 SEE REVERSE FOR STATEMENTS
INCORPORATED UNDER THE LAWS                   RELATING TO RIGHTS, PREFERENCES,
OF THE STATE OF CALIFORNIA                  PRIVILEGES AND RESTRICTIONS, IF ANY


                                                       CUSIP 00204C 10 7


This Certifies that




is the record holder of

     FULLY PAID AND NONASSESSABLE SHARES OF COMMON STOCK, NO PAR VALUE, OF


------------------------ARV ASSISTED LIVING, INC.-----------------------------


transferable on the books of the Corporation in person or by duly authorized attorney on surrender of this certificate properly endorsed. This certificate shall not be valid until countersigned and registered by the Transfer Agent and Registrar.

WITNESS the facsimile seal of the Corporation and the signatures of its duly authorized officers.



Dated:                                                 /s/ GARY DAVIDSON
                                                       ---------------------
                                                           Chairman

                              ARV ASSISTED LIVING
                                     [SEAL]


/s/ ILLEGIBLE SIGNATURE                                /s/ ILLEGIBLE SIGNATURE
------------------------                               -----------------------
    Secretary                                              President